UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2013

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4567 TELEPHONE ROAD, SUITE 100 VENTURA, CALIFORNIA		93003
(Address of Principal Executive Offices)		(Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2012, the Board of Directors of Clean Diesel Technologies, Inc. (the “Company”) approved the Company’s recommendation to promote Terri Schexnaydre from Executive Director of Finance to Corporate Controller effective immediately. In Ms. Schexnaydre’s role as Corporate Controller, she will perform the duties of Principal Accounting Officer. In addition, the Board of Directors approved the Company’s recommendation to promote David E. Shea from Corporate Controller to Vice President of Finance and Treasurer. Concurrent with the effectiveness of these appointments, David E. Shea will relinquish his role as Principal Accounting Officer.

Ms. Schexnaydre, age 48, has served as the Company’s Executive Director of Finance since joining the Company in January 2011. She has over 15 years of technical accounting and financial reporting experience in a number of different industries. Prior to joining the Company, from September 2005 to July 2009, she served as Senior Director, Accounting – Global Finance for Sony BMG, a recorded music company and joint venture between Sony Corporation of America (NYSE:SNE and TSE:6758) and Bertelsmann AG, which later became Sony Music Entertainment and is a wholly owned subsidiary of Sony Corporation of America. From August 2004 to September 2005, Ms. Schexnaydre served as Vice President, Finance for Revlon, Inc. (NYSE:REV), a global cosmetics company, and, from April 2000 to April 2004, she served as Assistant Corporate Controller for Water Pik Technologies, Inc., a leading developer, manufacturer and marketer of innovative personal health care products and pool products. Prior to joining Water Pik, Ms. Schexnaydre was an Audit Manager for Deloitte & Touche, LLP. Ms. Schexnaydre is a certified public accountant and holds a Bachelor of Science in Accounting from California State University, Northridge.

Ms. Schexnaydre has no family relationships with any director or other executive officer of the Company, and has no arrangements or understandings with any other persons pursuant to which she was selected as an officer. There are no transactions in which Ms. Schexnaydre has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on May 22, 2013. At the meeting, the stockholders voted on the following proposals. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2013.

1.	To elect six (6) directors to hold office until the next annual meeting and until their respective successors are duly elected or, if before then, a director resigns or is removed by the stockholders;

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year;

3.	To conduct a non-binding advisory vote to approve the compensation of our named executive officers; and

4.	To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation.

 Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

1.	To elect six (6) directors:

	Number of Votes Cast
Nominee	For	Against	Withheld	Broker Non-Vote
R. Craig Breese	2,302,507	-	135,800	2,603,033
Bernard H. “Bud” Cherry	2,304,004	-	134,303	2,603,033
Alexander “Hap” Ellis III	2,292,724	-	145,583	2,603,033
Charles R. Engles, Ph.D.	2,304,065	-	134,242	2,603,033
Derek R. Gray	2,107,574	-	330,733	2,603,033
Mungo Park	2,095,770	-	342,537	2,603,033

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year:

Number of Votes Cast
For	Against	Abstain
4,731,385	199,586	110,369

3.	Non-binding advisory vote to approve the compensation of our named executive officers:

Number of Votes Cast
For	Against	Abstain	Broker Non-Vote
2,071,600	140,933	225,774	2,603,033

4.	Non-binding advisory vote on the frequency of future advisory votes on executive compensation:

Number of Votes Cast
1 Year	2 Years	3 Years	Abstain
1,168,825	97,124	125,388	970,186

In accordance with the advisory vote of the Company’s stockholders, until the next required “frequency” advisory vote is held at the Company’s 2019 Annual Meeting of Stockholders, the Board of Directors plans to hold future non-binding advisory votes on the compensation of our named executive officers on an annual basis.  Therefore, the next non-binding advisory vote on the compensation of our named executive officers will be at the Company’s 2014 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

May 28, 2013	By:	/s/ Nikhil A. Mehta
Name: Nikhil A. Mehta
Title: Chief Financial Officer